Exhibit 99.1

Arlo Announces Changes in Executive Leadership to Drive Growth and Further Expand Services

Kurt Binder Appointed as Chief Financial Officer, Bringing Deep Experience in Consumer, B2B, IoT and Subscription Services to Aid in Long-Range Business Objectives

San Jose, Calif. — August 26, 2022 — Arlo Technologies, Inc. (NYSE: ARLO), a leading, smart home security brand, announced today that Gordon Mattingly, Chief Financial Officer (CFO) of Arlo, will resign from his role, effective September 21, 2022, and Kurt Binder, CalAmp Corporation’s current Executive Vice President (EVP) and CFO will take over as Arlo’s CFO following Mattingly’s departure, effective September 26, 2022.

Binder has spent the majority of his career in financial leadership positions, including most recently as EVP and CFO of CalAmp Corporation, a publicly traded provider of Internet of Things (IoT) software applications, cloud services, data intelligence, and telematics products and services. Prior to CalAmp, he held significant leadership positions in finance and business management, having worked extensively with multinational technology companies across Europe, Asia, Latin America and the U.S., including as CFO of VIZIO, Inc., a global consumer electronics company. Binder led VIZIO’s accounting and finance, human resources and business planning teams. During his tenure, Binder was honored by the Orange County Business Journal as “CFO of the Year” (2015).

Prior to joining VIZIO in 2010, Binder was a coordinating partner in the assurance practice of Ernst & Young, LLP, where he gained over 10 years of experience advising complex multinational companies across the globe. Binder began his career with Price Waterhouse and holds a BBA in accounting and an MBA in finance, both from Loyola University Maryland.

“Arlo is uniquely positioned to utilize its best-in-class technology and cloud services platform to bring peace of mind to homes and small businesses,” said Binder. “I am excited to join the leadership team and leverage my IoT and SaaS background to accelerate the execution of Arlo’s long-range plan and maximize shareholder value creation. My interactions with the management team and board throughout this process have reinforced my own view of Arlo’s innovation, disciplined execution and dynamic culture. I look forward to bringing my experiences and leadership capabilities to assist Arlo in achieving its long-term growth objectives.”

Binder’s appointment will aid in strengthening Arlo’s leadership team to focus on the brand’s long-range plan.

“Arlo could not have found a better fit to take over the CFO role as Kurt brings extensive experience in every facet of our business. From electronic component supply chains, retail channel execution, and hardware devices to cloud platforms, data monetization, SaaS business models and accelerating subscription revenues, he is uniquely positioned to take on this role. Kurt led a similar business transition at CalAmp while showing a keen focus on operational costs and exceptional engagement with the investor community,” said Matthew McRae, Chief Executive Officer. “At the same time, we are saying goodbye to Gordon who has been with NETGEAR and Arlo for 19 years and was instrumental in transforming Arlo into a true services-first company. He built a strong, experienced team and excellent processes that will endure. I wish him success in his future endeavors as we also look forward with excitement to Kurt filling his role and helping us reach another level of success.”

About Arlo Technologies, Inc.

Arlo is the award-winning, industry leader that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure, and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. The company’s cloud-based platform provides users with visibility, insight, and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning smart connected devices, software and services, including wire-free smart Wi-Fi and LTE-enabled security cameras, audio and video doorbells, a floodlight, the Arlo App and, Arlo Secure, an AI-based subscription service designed to maximize security through personalized notifications and emergency services for quicker help during a crisis.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to supporting industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data. Arlo provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent Arlo Technologies, Inc.’s (the “Company”) expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding the Company’s long-range plan and the deployment of elements of such long-range plan, future roles and contributions of the Company’s leadership team, executive officers and the Company’s potential future business, operating performance and financial condition. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: deployment of elements of the Company’s long-range plan may be delayed or may not occur; the deployment of the brand awareness advertising campaign may be delayed or may not occur and the risk that it may not drive incremental paid accounts; routes to market may not materialize or prove as successful as anticipated; future demand for the Company’s products may be lower than anticipated; the Company may be unsuccessful in developing and expanding its sales and marketing capabilities; and product performance may be adversely affected by real world operating conditions. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect the Company and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risk and uncertainties listed in the section titled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Given these circumstances, you should not place undue reliance on these forward-looking statements. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Arlo Investor Relations:

Erik Bylin

investors@arlo.com

Media Relations:

press@arlo.com

949-438-1109

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